UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Magellan Health, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On February 22, 2019, Magellan Health, Inc. issued the following press release:

Magellan Health to Consider Director Nominations

SCOTTSDALE, Ariz. — February 22, 2019 — Magellan Health, Inc. (NASDAQ: MGLN) today acknowledged that Starboard Value LP (“Starboard”) has provided notice of its intent to nominate six candidates to stand for election to the Board of Directors at the Company’s 2019 Annual Meeting of Shareholders. Starboard stated that it expects that five of the Company’s nine current Board members will be standing for election at the Annual Meeting, and if that remains the case, Starboard has indicated that it would withdraw one of its six director candidates.  The date of the 2019 Annual Meeting has not yet been announced. Magellan shareholders are not required to take any action at this time.

The Company issued the following statement:

We value the views of our shareholders, and following Starboard’s recent investment, members of Magellan Health’s Board and management team began a dialogue with Starboard to understand their perspectives. In these conversations, we have made clear our commitment to serving the best interests of the Company and our stakeholders.

We take the composition of our Board seriously. As we have evolved and diversified Magellan’s business to create a company with two platforms in healthcare and pharmacy management, we have added new directors with relevant skills and experience to support the changes in our strategic direction. Five new independent directors have been added to the Board in the past five years, representing more than half of the Board’s nine members. Two of these directors joined just last year and are among the directors up for election.

As expressed to Starboard, we continue to be open to new directors who bring experience that is additive to the business and to reaching an agreement that serves the best interests of all Magellan Health shareholders.

The Magellan Board and management team have been, and remain committed to, acting in the best interest of the Company and all Magellan shareholders, and the Board and its Nominating/Corporate Governance Committee will review and consider Starboard’s proposed director candidates.

The Company will present the Board’s recommendation with respect to the election of directors in the Company’s proxy statement, which will be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2019 Annual Meeting.

About Magellan Health

Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the outcome of ongoing discussions with Starboard and the future composition of the Company’s Board of Directors. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-

renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2018, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2018. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2019 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free electronic copy of the 2019 proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.magellanhealth.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the names of the Company’s directors, nominees and executive officers and their respective interests in the Company will be set forth in the Company’s definitive proxy statement for the 2019 Annual Meeting and accompanying solicitation materials and in Form 3s and Form 4s filed by the Company’s directors and executive officers after the date of the definitive proxy statement.

On February 22, 2019, Barry Smith, President and Chief Executive Officer of Magellan Health, Inc., sent the following communication to Magellan Health’s employees:

A Message from Barry Smith

As you may have seen, one of our shareholders, Starboard Value, recently issued a press release expressing its views regarding our Company and its intent to nominate candidates to be elected to Magellan Health’s Board of Directors.

It is increasingly common for shareholders like Starboard to engage publicly with management teams and boards of directors, and it would be likely for Starboard to make further public remarks in the future.  We have maintained a dialogue with Starboard and welcome their views, as we do with all our shareholders. Accordingly, the Board will consider their director candidates, consistent with our usual processes. The Board and management team are focused on doing what is in the best interest of the Company and all of our stakeholders, including our employees, clients, members and shareholders.

I want to emphasize that it remains business as usual at Magellan Health despite the increased attention from the media and others that today’s news may create. With your help and dedication, Magellan Health is improving the lives of millions of individuals and empowering them to lead healthy, vibrant lives. Every day, people rely on Magellan Health to get the care they need, the appropriate medication on time, and support in their daily living.  Let’s stay focused on that and continue the great work you do.

If you receive inquiries from investors, please contact Joe Bogdan, senior vice president, Investor Relations.

For inquiries from the media, please contact Lilly Ackley, vice president, External Communications.

For inquiries from customers, please contact Julie Trudell, senior vice president, Marketing & Communications.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”).

SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2019 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free electronic copy of the 2019 proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.magellanhealth.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the names of the Company’s directors, nominees and executive officers and their respective interests in the Company will be set forth in the Company’s definitive proxy statement for the 2019 Annual Meeting and accompanying solicitation materials and in Form 3s and Form 4s filed by the Company’s directors and executive officers after the date of the definitive proxy statement.

Thank you for your contributions and continued dedication.